Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-106694, 333-111672, 333-111673, 333-127395, 333-134923, 333-134934, and 333-174316) on Form S-8 of Cardinal Financial Corporation of our report dated June 24, 2016, relating to our audit of the financial statements and supplemental schedule of the Cardinal Financial Corporation 401(k) Retirement Plan (the Plan), which appears in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2015.

Winchester, Virginia
June 24, 2016